Exhibit 99.1

File Name	: One World Holdings and Tonner Doll Company CEO Interview
Length	: 12:18
Male Speakers	: Mike Elliott; Robert Tonner
Female Speakers	: Joanne Melton
Date	: September 10, 2015

[0:00:00:0]

ELLIOTT: Hi, this is Mike Elliot and you’re watching CEO Live TV. In this episode we’ll be joined again by One World Holdings, ticker symbol OWOO. Today we’re talking to Ms. Corinda Joanne Melton, Chairman and CEO of One World Holdings, as well as Mr. Robert Tonner, CEO of the Tonner Doll Company. Good afternoon, Ms. Melton and Mr. Tonner. Thank you for joining us.

MELTON: Good afternoon

TONNER: My pleasure.

ELLIOTT: To start off, Ms. Melton, can you bring us up to speed with the latest goings on at One World and the Pretty Girls Doll Line?

MELTON: Well, Mike, I’m pleased to say that growth is steady. We got two large orders from Walmart Stores for our 16 inch Tween Scene Dolls and from Walmart.com. And we also received another order for our 12 inch Pretty Girl Dolls from .com. The dolls have been shipped and they are on the way to Walmart. They’ll be available on store shelves by mid-October. And we also expect to receive another order sometime this month for the Spring, 2016. So we’re really pleased about that.

ELLIOTT: And the next question goes to you, Robert. On a previous conference call, you talked about the growth vision for Tonner. How does your partnership with One World play into that strategy?

TONNER: Well, I’ve always, I feel like we have the collectible part of this business well in hand. I’ve been a player for 25 years and we’ve been at the top of our game for many of those years. And the only way to grow a business like this is to look for other avenues, and mass market was one of them. Getting our dolls, our character figures, to kids. Because there’s always more kids. Collectors age out a little bit, but there’s always more kids. So I’ve decided to do that. And you know, partnering up with One World, uh, was kind of the perfect thing. It’s a company that, you know, could use my help, and I could certainly use their help in getting in there. And they’re in a unique position, uh, to help us out and to help us get into mass. So and the fact that they’re, they’re minority owned and Stacy is an African American designer, uh, gives us an insight into a very underserved part of the toy doll world, which is ethnic dolls. So yeah, I’m very excited about it and I think that partnering up with One World on it will be perfect.

ELLIOTT: And back to you, Ms. Melton. With the recent deals with Walmart that are now coming to One World, how valuable do you feel this relationship with Robert Tonner has been?

MELTON: The relationship with Robert has been extremely valuable. Anybody who’s seen Robert’s work knows that he has a talent for creating very unique looking dolls. And the collaboration between him and Stacy McBride Irby has resulted in a really high quality product that I feel confident will stand out in the mass market retail space.

ELLIOTT: And Robert, now prior to this interview we were aware that Tonner Doll Company’s 25th anniversary is next year, and I heard you have some announcements you’d like to share with our listeners today.

TONNER: Yeah, I do, and I’m very excited about it. You know, after meeting with Trent and Joanne and our team at Tonner, we decided that kind of our next course of action should be that we should definitely consider going public ourselves. And so to that end, I’ve asked counsel to start looking into it and start the process. So I am thrilled to announce that. Second of all, we’re going to start a round of private funding, fundraising, through a 506c offering, which is kind of a new thing I understand. But any rate, we look to raise $5 million and, uh, which should help with development, it should help with production costs to get a firm foothold into mass. And with that, we’re committed to financing One World up to $2 million in capital to help them stabilize their production, you know, pay for molds, development and finance orders. So I think it’ll make both companies, it’ll set us up ready to go and make us both healthier.

ELLIOTT: And next, Ms. Melton. Being the company that started off with nothing, and here you are four years later with almost 3,000 Walmart stores about to carry your product, Robert Tonner going public and backing the company up with financing, what is this moment like for you and your team?

MELTON: Well, we actually knew that the partnership with Robert Tonner was going to be great for both companies. And it’s because of the individual and collective value that each side has to offer. We also feel that with Robert Tonner in partnership with us, that we’ve created a product that we feel has a really strong opportunity to be the next “it” doll. So I have to say, though, that in the past our biggest struggle with One World has been our ability to raise the right kind of capital. And now that Robert Tonner and Tonner Doll Company is willing to back us when it comes to product manufacturing and product development, that that will allow us to focus more on that massive growth that’s going to benefit both companies.

ELLIOTT: And Robert, you mentioned the private offering you’re currently in, which is a 506c, which means you can publicly solicit investors, so I’m going to give you the opportunity to do that right here and now. What are some of the reasons one should consider investing in the Tonner Doll Company?

TONNER: Well, I think it’s a unique opportunity for someone. I mean, here, my company is 25 years old. We have, I’ve done things that a company our size shouldn’t be allowed to do. We, the licensing that we’ve done, the projects that we’ve pulled off over the years, have been kind of amazing. And if we can bring a part of that to mass market, that would be great. But I mean, for a relatively small collectible company, we’ve licensed with Disney, we’ve licensed with Warner Brothers. Shoot, I was one of the, I was the only licensing partner to do a Harry Potter doll for almost six years. So yeah, we’re kind of well known in the industry and, you know, we’ve got no place to go but up, especially when we get into mass. And what I can bring to mass toys and to play dolls, especially with somebody, a talent like Stacy, is a new look. I mean, there’s, the toy companies that are out there right now have been producing the same, you know, they work with the same people and all this kind of stuff. We’re a whole fresh eye to get new product out to the toy aisle. So I’m very excited about that. I think that whoever invests, it’s going to be a wild ride. That’s the first thing. Second of all, I think, I think we’re on track to do almost $60 million in the next five years, and I’m very excited about that. And you know, we, well, I’ll just throw this out there. We’ve been approached by Mattel for purchase. Now when they approached me, I felt like we weren’t big enough. That there was a lot more we could do before we entertained, you know, turning the reins over to somebody else. So I want to grow it, and then let’s see, you know, let’s see about shopping it out later on. But I think the exit strategy is there, and uh, it’ll be a wild ride for somebody.

ELLIOTT: And Robert, should anyone be interested in looking at an investment with Tonner Doll, how can they get more information?

TONNER: Oh, that’s easy. You log right on to TonnerDollInvestment.com. And that will give you company information, it’ll give you, you know, it’ll answer a lot of questions, and background and history and all this kind of stuff. So I think you get a clear picture of the company, where we’re headed, and how to invest.

ELLIOTT: OK, thank you. And Ms. Melton, with all of these things unfolding for One World, especially in light of the partnership with Tonner, what would you like to say to your shareholders right now?

MELTON: Well, first of all, I’d like to say thank you to the shareholders for supporting us. Many of you have been there with us through hard times, and there have been some hard times. But I can say we’re embarking on a really exciting time now. And it’s only going to get better. We have a really broad vision that’ll continue to show itself in the future. We’ve got the right product, the right people, at the right time, and we intend on pursuing this business. And, as Robert alluded to earlier, eventually achieving our strategy of acquisition by a major brand in the future.

ELLIOTT: And Robert, any final thoughts?

TONNER: Yeah, I just wanted to tag onto what Joanne said. I think that it is the right time for One World, especially. I think for us and for One World and for a partnership. I mean, I think we’re on the verge of making toy doll history. And you know, I certainly want to be a part of that. So I’m excited about it.

ELLIOTT: Joanne, any last comments or thoughts before we close?

MELTON: Yeah, just want to reiterate that our story’s getting better and better every day. Growth is steady, and there’s more to come, so stay tuned.

ELLIOTT: Robert and Joanne, I want to thank you again for joining us. It was a pleasure to have you on the show.

MELTON: Thank you.

TONNER: Thank you.

ELLIOTT: We’ve been talking to Ms. Corinda Joanne Melton, Chairman and CEO of One World Holdings, as well as Mr. Robert Tonner, CEO of the Tonner Doll Company. One World Holdings trades under ticker OWOO, and you can find out more about them by visiting www.oneworlddolls.com. Thanks for watching CEO Live TV.

 [Audio Ends]